Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-275568 and 333-275345) and on Form S-8 (Nos. 333-279304 and 333-224973) of American Electric Power Company, Inc. of our report dated February 13, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of American Electric Power Company, Inc., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 13, 2025